UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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iCAD, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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iCAD, Inc.

98 Spit Brook Road, Suite 100

Nashua, New Hampshire 03062

June     , 2021

Dear Stockholders:

You are cordially invited to attend iCAD, Inc.’s 2021 Annual Meeting of Stockholders which will be held on Thursday, July 15, 2021 at 10:00 A.M. (EDT) virtually via the internet at https://www.cstproxy.com/icad/2021. The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast on the internet. No physical meeting will be held.

The Notice of Annual Meeting and Proxy Statement, which follow, describe the business to be conducted at the meeting.

Your vote is very important. Whether or not you plan to attend the virtual meeting, we will appreciate a prompt submission of your vote.

Cordially,

Michael Klein

Chairman and Chief Executive Officer

iCAD, Inc.

98 Spit Brook Road

Nashua, New Hampshire 03062

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 15, 2021

To the Stockholders of iCAD, Inc.:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of iCAD, Inc. (the “Company,” “our” and “we”) will be held virtually via the internet at https://www.cstproxy.com/icad/2021 on Thursday, July 15, 2021, at 10:00 A.M. (EDT), for the following purposes:

1.	To elect five directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2.

To approve and adopt an amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase our authorized shares of common stock from 30,000,000 shares, par value $0.01 per share, to 60,000,000 shares, par value $0.01 per share;

3.

To approve an amendment to the iCAD, Inc. 2016 Stock Incentive Plan, as amended (the “Plan”) to increase the number of shares of common stock available to Plan participants thereunder from 2,600,000 shares to 4,700,000 shares and the aggregate number of incentive stock options available thereunder from 1,000,000 to 2,000,000;

4.	To approve, by non-binding advisory vote, the resolution approving named executive officer compensation (the “Say on Pay Proposal”);

5.	To ratify the appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

6.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast on the internet. No physical meeting will be held. Only stockholders of record at the close of business on May 17, 2021 are entitled to receive the notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

If your shares are registered in your name with Continental Stock Transfer & Trust Company (“Continental”), the Company’s transfer agent, and you wish to attend the online-only virtual meeting, go to www.cstproxy.com/icad/2021, enter the control number you received on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

Beneficial stockholders who wish to attend the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. After contacting Continental a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental at least 5 business days prior to the meeting date.

The Company’s Board of Directors (the “Board”) believes that the election of the nominees specified in the accompanying proxy statement as directors at the Annual Meeting is in the best interest of the Company and its stockholders and, accordingly, unanimously recommends a vote “FOR” such nominees. The Board unanimously recommends that you vote “FOR” the proposal to approve the amendment to our Certificate of Incorporation, that you vote “FOR” the proposal to approve the amendment to our Plan, that you vote “FOR” the Say on Pay Proposal, and that you vote “FOR” ratifying the appointment of BDO as the Company’s independent registered public accounting firm.

By Order of the Board of Directors,

Michael Klein
Chief Executive Officer

June    , 2021

iCAD, Inc.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Date:	July 15, 2021

Time:	10:00 A.M. (EDT)

Place:	Virtually via the Internet at https://www.cstproxy.com/icad/2021. No physical meeting will be held.

Meeting Admission:	If you are a stockholder of record, you must use your 12-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials, to enter the Annual Meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual annual meeting.

Record Date:	May 17, 2021

Voting:	Stockholders as of the record date are entitled to one vote per share on matters presented at the Annual Meeting or any postponements or adjournments of the Annual Meeting.

Voting Matters and the Board’s Recommendation

Agenda Item	Board Vote Recommendation	Page Reference
Election of five directors	FOR each Director Nominee	5

Approval of the amendment to our Certificate of Incorporation	FOR	24

Approval of the amendment to our Plan	FOR	27

Approval, on an advisory basis, of the Say on Pay Proposal	FOR	33

Ratification of the appointment of BDO USA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021	FOR	34

In addition to these matters, stockholders may be asked to vote on such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Corporate Governance Highlights

Set forth below are highlights of our corporate governance practices that are further discussed in the “Corporate Governance” section of the proxy statement beginning on page 9:

•	Four of our five directors are independent under Nasdaq standards.

•	Our Board leadership continues to consist of a Lead Independent Director, an Chairman of the Board, and independent Committee Chairs.

•	We value diversity, which is exhibited in our directors’ gender, ethnicity, experience, and skills.

•	Our Board met 11 times in 2020 with executive sessions of independent directors at each regularly scheduled Board meeting and as deemed necessary.

•	No classified board; directors are elected annually.

•	A “Say on Pay” advisory vote is conducted annually.

•	By virtue of the position, the Lead Independent Director is a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

•	Stockholders are asked to ratify the appointment of our independent registered public accounting firm annually.

iCAD, Inc.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 15, 2021

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of iCAD, Inc. (the “Company”, “iCAD”, “we”, “us”, or “our”) for use at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, July 15, 2021 at 10:00 A.M. (EDT), virtually via the Internet at https://www.cstproxy.com/icad/2021. The annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast on the internet. No physical meeting will be held. Management intends to send or give to stockholders this proxy statement, the accompanying form of proxy card and the 2020 Annual Report to Stockholders on or about June    , 2021.

Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting at the virtual meeting. Attendance at the Annual Meeting will not in itself constitute a revocation of your proxy.

If your shares are held in street name through a broker, bank, or other nominee, please review the voting instructions provided by the broker, bank or other nominee holding your shares or contact such organization regarding how to change your vote.

The address and telephone number of the principal executive offices of the Company are:

98 Spit Brook Road

Suite 100

Nashua, NH 03062

Telephone No.: (603) 882-5200

At the Annual Meeting, the stockholders of the Company will vote on: (1) the election of five nominees to serve as directors, (2) approval of the amendment to our Certificate of Incorporation as amended (the “Certificate of Incorporation”) to increase our authorized shares of common stock from 30,000,000 shares to 60,000,000 shares, (3) approval of the amendment to our 2016 Stock Incentive Plan, as amended (the “Plan”) to increase the number of shares of common stock available to Plan participants thereunder from 2,600,000 shares to 4,700,000 shares and the aggregate number of incentive stock options available thereunder from 1,000,000 to 2,000,000 (4) approval, by non-binding advisory vote, of the resolution approving named executive officer compensation (the “Say on Pay Proposal”), (5) the ratification of the appointment of BDO USA LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and (6) any other matters properly brought before the Annual Meeting or any postponements or adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on July 15, 2021: This Proxy Statement, the form of proxy and the Company’s 2020 Annual Report to Stockholders are available for review on the Internet at http://www.cstproxy.com/icad/2021.

Your Vote is Important

Please vote as promptly as possible by signing, dating and returning the enclosed Proxy Card. You may also vote by attending the virtual Annual Meeting.

OUTSTANDING STOCK AND VOTING RIGHTS

Only holders of the Company’s common stock at the close of business on May 17, 2021 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 24,966,268 shares of common stock outstanding. Each share of common stock is entitled to one vote on all matters. There are no cumulative voting rights.

VOTING PROCEDURES

Quorum. A quorum is present if a majority of the shares entitled to vote at the Annual Meeting are present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” (i.e., when a broker does not have discretionary authority to vote on a specific issue) are counted as present for purposes of determining a quorum.

Vote Required and Abstentions and Broker Non-Votes. The table below summarizes the votes required for approval of each matter to be brought before the Annual Meeting, as well as the treatment of abstentions and broker non-votes. If you sign and return a proxy but do not specify how you want your shares voted, your shares will be voted FOR the director nominees and FOR the other proposals listed below.

	Proposal	Vote Required for Approval of Each Item	Abstentions	Broker Non-Votes
I	Election of Directors	Each director shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.	No effect on this proposal.	No effect on this proposal.

II	Approval of Amendment to our Certificate of Incorporation to increase our authorized shares of common stock from 30,000,000 shares to 60,000,000 shares	The affirmative vote of a majority of shares entitled to vote at the Annual Meeting is required to approve this proposal.	Counted as “against”.	Brokers have discretionary authority to vote on this proposal.

III	Approval of Amendment to our Plan to Increase the Number of Shares of Common Stock Available to Plan Participants thereunder from 2,600,000 Shares to 4,700,000 Shares and the aggregate number of incentive stock options available thereunder from 1,000,000 to 2,000,000	The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal III is required to approve this proposal.	Counted as “against”.	No effect on this proposal.

IV	Advisory Vote on Say on Pay Proposal	The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal IV is required to approve this proposal.	Counted as “against”.	No effect on this proposal.

V	Ratification of Appointment of Auditors	The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal V is required to approve this proposal.	Counted as “against”.	Brokers have discretionary authority to vote on this proposal.

Please note that brokers may not use discretionary authority to vote shares on Proposals I, III and IV if they have not received instructions from their clients. Please vote your proxy or deliver instructions to your broker so your vote on these proposals can be counted.

Please note that brokers have discretionary authority to vote shares on Proposal II and V as Proposals II and V are each considered a routine matter. Brokers holding the shares will have voting discretion if the beneficial owner does not give instructions as to how to vote.

The approval of any other business as may properly come before the Annual Meeting, or any postponement or adjournment thereof, will require the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

Discretionary Voting Power. The Board is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto in what, according to their judgment, is in the best interests of the Company and its stockholders. If any nominee is unable (or for whatever reason declines) to serve as a director at the time of the Annual Meeting, proxies may be voted for the election of a qualified substitute nominee selected by the Board.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation, as amended, provides for the annual election of all of its directors. Currently, at each Annual Meeting of Stockholders, directors are elected to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified or until the director’s earlier resignation or removal. Each director nominee named below, who is presently a member of the Board, has indicated to the Board that he or she will be available to serve on the Board if elected. All nominees have been recommended by the Company’s Nominating and Corporate Governance Committee. Mr. Michael Klein, Mr. Nathaniel Dalton, Dr. Rakesh Patel, Mr. Andy Sassine and Dr. Susan Wood were elected as directors by our stockholders at our 2020 Annual Meeting of Stockholders.

The following table sets forth the name, age and principal occupation of the nominees for election at this Annual Meeting and the length of continuous service as a director of the Company. In addition to the information presented below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to iCAD and our Board.

Name	Age	Principal Occupation or Employment	Director Since
Michael Klein	67	Chairman and Chief Executive Officer of iCAD, Inc.	2018

Nathaniel Dalton	54	Director and Senior Advisor of Affiliated Manager’s Group, Inc.	2020

Dr. Rakesh Patel	48	Chief Executive Officer of Precision Cancer Specialists Medical Group.	2018

Andy Sassine	56	Chief Financial Officer of Arcturus Therapeutics Holdings Inc.	2015

Dr. Susan Wood	58	Chief Executive Officer of VIDA Diagnostics, Inc.	2018

Mr. Michael Klein is the Company’s Chairman and Chief Executive Officer. Mr. Klein has served as the Chief Executive Officer at Inflection Point Consulting, an executive coaching and consulting firm with a focus on medical technology, biopharma and healthcare services, since December 2014. Since 2019, Mr. Klein has served as a member of the board of directors of Avenda Health Care, a medical technology company focused on developing solutions to identify and treat prostate cancer, and since September 2016, he has been a professor of practice at Santa Clara University. Mr. Klein was the Chief Executive Officer at SonaCare Medical, LLC (f/k/a US HIFU, LLC), a global leader in minimally invasive high intensity focused ultrasound technologies, from December 2011 to November 2014. From April 2011 to December 2011, Mr. Klein was the President of the Civco Radiation Oncology Division within Roper Industries, a diversified industrial company that produces engineered products for global niche markets. He was President and Chief Executive Officer of Xoft, Inc., a medical device company, a position he held from December 2004 until the sale of Xoft to the Company in December 2010. Prior to joining Xoft, from 2000 to 2004, Mr. Klein served as Chairman, President and Chief Executive Officer of R2 Technology, Inc., a breast and lung cancer computer aided detection company. Previously, Mr. Klein served in VP, Sales and Marketing Roles at Varian Medical Systems (VAR) and Becton Dickinson (BDX). Mr. Klein received a Bachelor of Arts degree from the University at Albany, SUNY. Mr. Klein also received his M.B.A. from the New York Institute of Technology and completed his post-graduate Executive Education Studies at Harvard University and Babson College. We believe Mr. Klein’s qualifications to serve on our Board include his significant experience as an executive in the healthcare industry, his understanding of our products and markets and his previous tenure on our Board.

Mr. Nathaniel Dalton is the founder of investment firm Daybreak Partners, and is the co-founder and former President and CEO of the global asset management firm Affiliated Managers Group, Inc. (NYSE: AMG). From 1993 to May 2019, Mr. Dalton held a range of executive positions at AMG, including General Counsel, Chief Operating Officer, President and Chief Executive Officer. He is a director of and advisor to a number of private companies, principally operating at the intersection of technology and healthcare. Mr. Dalton is a Trustee of Boston University and serves on the Investment Committee for its Endowment. He also serves on the Board of Overseers of

Scripps Research, the world’s largest independent non-profit biomedical research facility, and on the advisory boards of the Institute for Sustainable Energy and the Impact Measurement and Allocation Program. Mr. Dalton received a J.D. from Boston University School of Law and a B.A. from the University of Pennsylvania. We believe that Mr. Dalton’s extensive knowledge and experience in the financial services and investment management industries, as well as his experience as an investor in and advisor to other companies of a similar size, qualifies him to serve as a member of our Board.

Dr. Rakesh Patel has served as medical director of Radiation Oncology and Chair of the Multi-Disciplinary Breast Care Program at Good Samaritan Hospital since July 2013. In addition, he has served as co-founder of the TME Breast Care Network, a high-end physician peer-to-peer knowledge-sharing, research, education and consulting company, since January 2013. Dr. Patel has also served as Chief Executive Officer of Precision Cancer Specialists Medical Group, an organization whose core mission is to improve quality and access to advanced, targeted radiation therapy, since December 2016. He previously served on the board of directors of Radion, Inc., a company that improved quality of access for patients and doctors with an innovative e-collaboration platform, the assets of which were acquired by the Company in July 2014. Prior to that, Dr. Patel was the founder and served on the board of directors of BrachySolutions, Inc. (acquired by Radion Inc.), a telehealth company focused on improving quality and access to advanced brachytherapy globally via custom e-learning modules. He holds a Bachelor of Science degree from the University of Notre Dame and an M.D. from Indiana University School of Medicine. Dr. Patel completed his radiation oncology residency at the University of Wisconsin-Madison. We believe Dr. Patel’s qualifications to serve on our Board include his expertise in the medical field as well as his understanding of our products and markets.

Mr. Andy Sassine has served Arcturus Therapeutics Holdings Inc., a biotech company focusing on using mRNA to target rare diseases, as Chief Financial Officer since January 2019 and as a member of the board of directors from May 2018 until June 2019, and was reelected as a director in September 2019. Since March 2021, Mr. Sassine has been a member of the board of directors and the audit and finance committee of the board of directors of Exicure, Inc., a clinical-stage biotechnology company. Mr. Sassine served in various positions at Fidelity Investments from 1999 to 2012, rising to the position of Portfolio Manager. Prior to joining Fidelity, he served as a vice president in the Acquisition Finance Group at Fleet National Bank. Mr. Sassine previously served on the boards of MYnd Analytics, Inc., Acorn Energy, Freedom Meditech, Inc., Gemphire Therapeutics, Inc., and MD Revolution. Mr. Sassine was a member of the Henry B. Tippie College of Business, University of Iowa Board of Advisors from 2009 to 2018 and served on the Board of Trustees at the Clarke Schools for Hearing and Speech from 2009 to 2014. Mr. Sassine holds a Bachelor of Arts degree from the University of Iowa and an MBA from the Wharton School at the University of Pennsylvania. We believe Mr. Sassine’s extensive knowledge and experience as a fund manager and board member of other similarly sized companies qualifies him to serve as a member of our Board.

Dr. Susan Wood has served as the President and Chief Executive Officer of VIDA Diagnostics, Inc., a leader in precision imaging and AI for pulmonary medicine, since September 2009. From July 2005 to December 2008, she held the position of Executive Vice President of Marketing and Technology for Vital Images, Inc., an innovative software company specializing in cardiovascular applications for advanced analysis software. Dr. Wood holds multiple patents in the field of computer-aided detection and quantitative imaging; has authored numerous book chapters, peer-reviewed papers, abstracts, and has served as an invited speaker at numerous conferences in the area of three-dimensional imaging of the thorax, quantitative imaging and computer-aided detection. She holds a Bachelor of Science in Engineering from the University of Maryland, College Park and a Master of Science in Biomedical Engineering from Duke University. Dr. Wood also holds a Ph.D. from the Johns Hopkins Medical Institutions, School of Hygiene and Public Health. We believe Dr. Wood’s qualifications to serve on our Board include her expertise in the medical field and her knowledge of our markets.

APPROVAL REQUIRED AND RECOMMENDATION

Each director shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE ELECTION OF EACH NOMINEE LISTED ABOVE.

CORPORATE GOVERNANCE

The Board of Directors and Director Independence

The Board currently consists of five members. The Board has determined that all the non-employee directors (all directors other than Mr. Michael Klein) meet the director independence requirements under the applicable listing rules of The Nasdaq Stock Market LLC (“Nasdaq”).

Leadership Structure

The Board believes that the Company and its stockholders will benefit from the expertise of Mr. Michael Klein serving as Chairman. The Board believes that it can best leverage Mr. Klein’s experience while he works on day-to-day matters at the Company and keeps the Board well informed, with the other directors well-positioned to advise on areas where they have a specific expertise. In accordance with the Company’s amended and restated by-laws (the “By-Laws”), the Board appointed Mr. Klein as Chairman of the Board and Chief Executive Officer. In addition, Mr. Dalton, as Lead Independent Director, is a member of the Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee.

Board Oversight of Risk

The Board’s role

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of the executive management team on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic, transactional and reputational risks. The full Board receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies.

Risk Assessment in Compensation Policies and Practices for Employees

The Compensation Committee reviewed the elements of our compensation policies and practices for all of our employees, including our named executive officers, in order to evaluate whether risks that may arise from such compensation policies and practices are reasonably likely to have a material adverse effect on our Company. The Compensation Committee concluded that the following features of our compensation programs guard against excessive risk-taking:

•	compensation programs provide a balanced mix of short-term and longer-term incentives;

•	base salaries are consistent with employees’ duties and responsibilities;

•	cash incentive awards are capped by the Compensation Committee;

•	cash incentive awards are tied mostly to corporate performance goals, rather than individual performance goals;

•	vesting periods for equity awards encourage executives to focus on sustained stock price appreciation;

•	our clawback policy provides our Board the ability to recoup any erroneously awarded performance-based compensation from executive officers on account of intentional misconduct; and

•	our robust stock ownership guidelines for executive officers provide alignment with stockholder interests.

The Compensation Committee believes that, for all of our employees, including our named executive officers, our compensation programs do not lead to excessive risk-taking and instead encourage behavior that supports sustainable value creation. We believe that risks that may arise from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company.

Board Committees

The Board has four standing committees: (i) the Audit Committee; (ii) the Compensation Committee; (iii) the Nominating and Corporate Governance Committee; and (iv) the Strategy Committee. The committees are comprised solely of persons who meet the definition of an “independent director” under the Nasdaq listing rules. In addition, the Board has determined that each member of the Audit Committee meets Nasdaq independence requirements applicable to members of an audit committee. The Board of Directors has also determined that members of the Compensation Committee meet additional independence requirements under the Nasdaq listing rules for members of a compensation committee.

The Audit Committee, Nominating and Corporate Governance Committee and the Compensation Committee operate under written charters adopted by the Board. A copy of our Nominating and Corporate Governance Committee Charter, our Audit Committee Charter and our Compensation Committee Charter are available on the Company’s website at https://www.icadmed.com/governance.html. Information on our website does not constitute a part of this proxy statement.

Audit Committee

The Audit Committee, among other things, selects the firm to be appointed as the independent registered public accounting firm to audit our financial statements and reviews and discusses the scope and results of each audit with the independent registered public accounting firm and with management. The responsibilities of the Audit Committee are further described in the Audit Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at https://www.icadmed.com/assets/audit-committee-charter2.pdf. The Audit Committee held 4 meetings during 2020. The Audit Committee is composed of Mr. Sassine, who serves as its chairman, Mr. Dalton, the Company’s Lead Independent Director, and Dr. Wood. Our Board has determined that each member of the Audit Committee meets the definition of an “independent director” under the applicable Nasdaq listing rules and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Board has also determined that Mr. Sassine qualifies as an “audit committee financial expert” under the rules and regulations of the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things, developing and recommending to the Board corporate governance policies for iCAD, establishing procedures for the director nomination process and recommending nominees for election to the Board. The responsibilities of the Nominating and Corporate Governance Committee are further described in the Nominating and Corporate Governance Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at https://www.icadmed.com/assets/nominating-and-corporate-governance-committee-charter2.pdf. The Nominating and Corporate Governance Committee held 2 meetings during 2020. The Nominating and Corporate Governance Committee, led by the Company’s Lead Independent Director, annually leads the performance review of the Board and its committees. The most recent Board self-evaluation, which was administered by the Lead Independent Director, involved a survey completed by each director about the Board and the committees on which the director served. The self-evaluation process seeks to obtain each director’s assessment of the effectiveness of the Board, the committees and their leadership, Board and committee composition, and Board/management dynamics.

The Nominating and Corporate Governance Committee consists of Mr. Dalton, the Company’s Independent Director, who serves as its chairman, Mr. Sassine and Dr. Patel.

Compensation Committee

The Compensation Committee is responsible for, among other things, assisting the Board in overseeing our executive compensation strategy and reviewing and approving the compensation of our executive officers and administering our various stock option and incentive plans. The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at https://www.icadmed.com/assets/compensation-committee-charter2.pdf. The Compensation Committee held 7 meetings during 2020.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Dr. Wood, who serves as its chairwoman, Dr. Patel, Mr. Dalton, the Company’s Lead Independent Director, and Mr. Sassine. No person who served as a member of the Compensation Committee during the fiscal year ended December 31, 2020 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during the fiscal year ended December 31, 2020, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Strategy Committee

The responsibilities of the Strategy Committee include, among other things, identifying new opportunities for the Company’s Detection and Therapy segments, providing advisory support to the full Board and building relationships between the Company and lead industry partners. The Strategy Committee was formed in September 2019, and consists of Dr. Patel, who serves as its chairman, and Dr. Wood. Each member of the Strategy Committee receives, for serving on the Strategy Committee, an annual cash retainer of $5,000, or $10,000 for the chairman.

Board and Committee Meetings and Attendance at Annual Meeting of Stockholders

During the fiscal year ended December 31, 2020, the Board held 11 meetings. During 2020, each of the Company’s directors attended at least seventy-five percent of the aggregate of: (1) the total number of meetings of the Board; and (2) the total number of meetings of all Board committees on which they served.

The Company’s current policy strongly encourages that all of its directors attend all Board and Committee meetings and the Company’s Annual Meeting of Stockholders, absent extenuating circumstances that would prevent their attendance. One of the current directors attended last year’s Annual Meeting of Stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires certain of our officers and our directors, and persons who own more than 10 percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms received by us, we believe that during the year ended December 31, 2020, all filing requirements applicable to all of our officers, directors, and greater than 10% beneficial stockholders were timely complied with.

CODE OF BUSINESS CONDUCT AND ETHICS

We have developed and adopted a comprehensive Code of Business Conduct and Ethics to cover all of our employees. Copies of the Code of Business Conduct and Ethics can be obtained, on the Company’s website at https://www.icadmed.com/assets/code-of-business-conduct-and-ethics2.pdf and without charge, upon written request, addressed to:

iCAD, Inc.

98 Spit Brook Road, Suite 100

Nashua, NH 03062

Attention: Corporate Secretary

COMMUNICATIONS WITH THE BOARD

The Board, through its Nominating and Corporate Governance Committee, has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board individually or as a group by writing to: The Board of Directors of iCAD, Inc. c/o Corporate Secretary, 98 Spit Brook Road, Suite 100, Nashua, NH 03062. Stockholders should identify their communication as being from an iCAD stockholder. The Corporate Secretary may require reasonable evidence that the communication or other submission is made by an iCAD stockholder before transmitting the communication to the Board.

CONSIDERATION OF DIRECTOR NOMINEES

Stockholders wishing to recommend director candidates to the Nominating and Corporate Governance Committee must submit their recommendations in writing to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, iCAD, Inc., 98 Spit Brook, Suite 100, Nashua, NH 03062.

The Nominating and Corporate Governance Committee will consider nominees recommended by iCAD stockholders provided that the recommendation contains sufficient information for the Nominating and Corporate Governance Committee to assess the suitability of the candidate, including the candidate’s qualifications, and complies with the procedures set forth below under “Deadline and Procedures for Submitting Board Nominations”. In addition, the recommendation must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under applicable Nasdaq listing rules, or, alternatively, a statement that the recommended candidate would not be so barred. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Nominating and Corporate Governance Committee receive. A recommendation which does not comply with the above requirements will not be considered.

The qualities and skills sought in prospective members of the Board are determined by the Nominating and Corporate Governance Committee. When reviewing candidates to our Board, the Nominating and Corporate Governance Committee considers the evolving needs of the Board and seeks candidates that fill any current or anticipated future needs. The Nominating and Corporate Governance Committee generally requires that director candidates be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspectives and skills appropriate for iCAD. Criteria for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the Nominating and Corporate Governance

Committee in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of our industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to iCAD. Such persons should not have commitments that would conflict with the time commitments of a director of iCAD. Such persons shall have other characteristics considered appropriate for membership on the Board, as determined by the Nominating and Corporate Governance Committee. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Board and the Nominating and Corporate Governance Committee believe that it is important that the Board members represent diverse viewpoints. In considering candidates for the Board, the Nominating and Corporate Governance Committee and the Board consider the entirety of each candidate’s credentials in the context of the foregoing standards.

DEADLINE AND PROCEDURES FOR SUBMITTING BOARD NOMINATIONS

Our By-Laws requires a stockholder wishing to nominate a candidate for election to our Board at a meeting of our stockholders to give written notice, containing the required information specified below, that must be delivered personally to or mailed to and received by our Corporate Secretary at our principal executive offices (located at 98 Spit Brook Road, Suite 100, Nashua, NH 03062), not less than 50 days nor more than 75 days prior to the meeting; provided, however, that, in the event that we give less than 65 days’ notice or prior public disclosure of the date of the meeting to our stockholders, notice by the stockholder to be timely must be received by our Corporate Secretary not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) such public disclosure was made. Any such notice must set forth: (i) the name and record address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class or series and number of shares of our stock which are held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and of the date of such notice; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) under which the nomination or nominations are to be made by such stockholder; (v) the name, age, business address and residence address of the nominee and such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed by us pursuant to the proxy rules of the SEC, had each nominee been nominated, or intended to be nominated by our Board; and (vi) the written consent of each nominee to serve as our director, if so elected.

COMPENSATION OF DIRECTORS

Director Compensation in Fiscal 2020

Compensation of directors is determined by the Board in conjunction with recommendations made by the Compensation Committee. The Board has approved a compensation structure for non-employee directors consisting of a cash retainer, an annual equity award and an additional cash retainer for Board members serving on a committee. Employee directors are not compensated for their services as directors.

Board and Committee Retainers

For fiscal 2020, annual cash compensation for non-employee directors was $35,000 and $65,000 for the chairman of the board. Additional retainers for each non-employee director who served on one or more board committees in 2020 were as follows:

	Member	Chair
Audit Committee	$9,500	$19,000
Compensation Committee	$7,000	$14,000
Nominating and Governance Committee	$4,500	$9,000
Strategy Committee	$5,000	$10,000
Lead Independent Director	$—	$20,000

Annual cash compensation for non-employee directors is currently the same for fiscal 2021.

Directors can elect to receive their quarterly board compensation in cash, or in the form of (i) restricted stock based on the cash equivalent of the closing price of the Company’s common stock on the last trading day of each quarter, or (ii) stock options, with an exercise price based on the closing price of the Company’s common stock on the last trading day of each quarter. The number of shares subject to such stock options is determined based on a Black-Scholes valuation.

Such restricted stock is fully vested and such stock options are fully exercisable at the time of grant. For 2020, all directors elected to receive their compensation in the form of stock options.

Annual Equity Compensation

Newly appointed non-employee directors receive a one-time initial award of stock options to purchase 40,000 shares of our common stock, which vest in four equal quarterly installments through the first anniversary of the date of grant. Continuing directors receive an annual award of stock options to purchase 30,000 shares of our common stock, which also vest in four equal quarterly installments through the first anniversary of the date of grant.

Stock Ownership Guidelines for Non-Employee Directors

We believe that stock ownership by our non-employee directors aligns the interests of our directors with the long-term interests of our stockholders. Accordingly, the Company has adopted stock ownership guidelines for non-employee directors, whereby each non-employee director is expected to own 30,000 shares within five years of initial election or five years from the adoption of the guideline, whichever is later. Only shares owned outright are credited toward the ownership goals.

DIRECTOR COMPENSATION *

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)	Stock Awards ($)	Total ($)
Nathaniel Dalton	—	193,551	—	193,551
Dr. Rakesh Patel	—	148,408	—	148,408
Andy Sassine	—	153,908	—	153,908
Dr. Susan Wood	—	153,033	—	153,033

1)

The amounts included in the “Option Awards” column represents the grant date fair value of the stock option awards to directors, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 6 to our Consolidated financial statements on Form 10-K for the fiscal year ended December 31, 2020. Option awards for 2020 include awards to directors in lieu of cash compensation for 2020.

*	Information with respect to the compensation of Michael Klein, an employee director, is set forth below in the Summary Compensation Table.

EXECUTIVE OFFICERS

All officers serve at the direction of our Board. The Board appoints our officers.

In addition to Mr. Klein, our Chairman and Chief Executive Officer, our other executive officers are Ms. Stacey Stevens, President, and Mr. Jonathan Go, Chief Technology Officer.

Ms. Stacey Stevens has served as the Company’s President since March 2019. From February 2016 to March 2019, Ms. Stevens served as the Company’s Executive Vice President, Chief Strategy and Commercial Officer, and from June 2006 to February 2016, she served as the Company’s Senior Vice President of Marketing and Strategy. Prior to joining iCAD, Ms. Stevens held a number of sales, business development, and marketing management positions with Philips Medical Systems, Agilent Technologies, Inc. and Hewlett Packard’s Healthcare Solutions Group (which was acquired in 2001 by Philips Medical Systems). From February 2005 to June 2006, she was Vice President, Marketing Planning at Philips Medical Systems, where she was responsible for the leadership of all global marketing planning functions for Philips’ Healthcare Business. From 2003 to January 2005, she was Vice President of Marketing for the Cardiac and Monitoring Systems Business Unit of Philips, where she was responsible for all marketing and certain direct sales activities of Philips America’s Field Operations. Prior to that, Ms. Stevens held several key marketing management positions in the Ultrasound Business Unit of Hewlett-Packard/Agilent and Philips Medical Systems. Ms. Stevens earned a Bachelor of Arts Degree in Political Science from the University of New Hampshire, and an MBA from Boston University’s Graduate School of Management.

Mr. Jonathan Go is the Company’s Chief Technology Officer. Mr. Go brings more than twenty five years of software development experience in the medical industry to iCAD. Prior to joining iCAD, Mr. Go served as Vice President of Engineering at Merge eMed, a provider of RIS/PACS solutions for imaging centers, specialty practices and hospitals. At Merge eMed, Mr. Go was responsible for software development, product management, testing, system integration and technical support for all of eMed’s products. Before joining Merge eMed, Mr. Go was Director of Engineering at Cedara Software in Toronto. Cedara Software is focused on the development of custom engineered software applications and development tools for medical imaging OEMs. At Cedara, Mr. Go built the workstation program, developing multiple specialty workstations that have been adopted by a large number of OEM partners. Mr. Go earned a Bachelor of Science in Electrical Engineering from the University of Michigan and a Master of Science in Electrical Engineering and Biomedical Engineering from the University of Michigan.

Mr. Charles Carter was appointed Interim Chief Financial Officer and Secretary, effective May 4, 2021. Mr. Carter brings over 20 years of experience as a financial executive in the life science industry. Mr. Carter was Chief Financial Officer of GI Dynamics, Inc. (“GI Dynamics”), a medical device company (ASX: GID, delisted July 2020) from December 2018 to April 2021. Prior to joining GI Dynamics full time in 2019, Mr. Carter was a finance consultant with Danforth Advisors (“Danforth”) from March 2018 to September 2019, and 2012 to 2015. Within these periods, Mr. Carter served as the contract Chief Financial Advisor for GI Dynamics, finance executive for Marina Biotech (NASDAQ: MRNA) and Interelukin Genetics (NASDAQ: ILGN) and head of finance for numerous private life sciences companies. From 2015 to February 2018, Mr. Carter was Chief Financial Officer of The Guild for Human Services, a not-for-profit community-based residential school and program for special needs students and adults. Prior to joining Danforth in 2012, Mr. Carter held positions as CFO for Aeris Therapeutics, Inc. and Intelligent Medical Devices, Inc. and senior finance leadership positions at Adnexus Therapeutics, Inc. and Transkaryotic Therapies, Inc./Shire, PLC. (NASDAQ: TKT; NASDAQ: SHPG) (“TKT”). Prior to TKT, Mr. Carter was a partner with Mercer Management Consulting, Inc. Mr. Carter holds an M.B.A. and an M.S. in Molecular Genetics from the University of Chicago and a B.A. in Biology from Colgate University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information relating to all compensation awarded to, earned by or paid to our named executive officers (“NEOs”) for all services rendered in all capacities to us during the fiscal years noted below.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation ($)	Total ($)
Michael Klein(3)	2020	374,795	565,779	234,000	12,226	1,186,799
Chief Executive Officer	2019	400,000	—	95,370	—	495,370
Jonathan Go	2020	281,096	12,023	110,000	25,243	428,362
Chief Technology Officer	2019	299,077	45,250	135,000	26,769	506,096
Stacey Stevens	2020	302,647	14,563	150,000	32,180	499,227
President	2019	318,500	44,250	163,519	32,800	559,069

(1)

The amounts included in the “Option Awards” column represent the grant date fair value of the stock option awards granted to the named executive officers, computed in accordance with ASC Topic 718. For a discussion of valuation assumptions, see Note 6 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020

(2)

In February 2021, the Compensation Committee reviewed the performance of the Company and its officers relative to predetermined goals established by the Compensation Committee under the 2020 Plan (described below) and determined that such goals had been met and accordingly, the Board approved the payment of bonuses treated as compensation for the year ended December 31, 2020. For Mr. Klein, 50% was paid in cash and the remaining 50% paid in the form of stock options. For Ms. Stevens and Mr. Go, 75% was paid in cash and the remaining 25% paid in the form of stock options. Such bonuses, attributable to performance for the year ended December 31, 2020, and reflected in the Summary Compensation Table above, were awarded as follows: Mr. Klein was awarded $234,000, with $117,000 of such amount paid in stock options granted on February 15, 2021; Ms. Stevens was awarded $150,000, with $37,500 of such amount paid in stock options granted on February 15, 2021; and Mr. Go was awarded $110,000, with $27,500 of such amount paid in stock options granted on February 15, 2021. All options are exercisable within 6 months of the grant date at an exercise price of $18.00 per share. The option amounts included in the “Non-Equity Incentive Plan Compensation” column represent the grant date fair value of the stock option awards granted to the named executive officers, computed in accordance with ASC Topic 718. For a discussion of valuation assumptions, see Note 6 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(3)

On April 17, 2020, the Board and Mr. Klein agreed that in lieu of the cash compensation for base salary due to Mr. Klein pursuant to his employment agreement for the period from April 13, 2020 until June 30, 2020, Mr. Klein would be issued options to purchase up to 20,125 shares of the Company’s common stock, at a purchase price of $8.96 per share, exercisable commencing on June 30, 2020 and expiring on June 30, 2030.

Narrative Disclosure to Summary Compensation Table

Executive Compensation Philosophy and Objectives

The Compensation Committee’s executive compensation objectives are to attract and retain highly qualified individuals with a demonstrated record of achievement; reward past performance; provide incentives for future performance; and align the interests of the named executive officers with the interests of the stockholders. In order to accomplish this objective, we offer a competitive total compensation package that consists of base salary; annual non-equity incentive compensation opportunities; long-term incentives in the form of equity awards; and employee benefits. The Compensation Committee believes that compensation for the named executive officers should be based on our performance. Therefore, for current officers the Compensation Committee has developed variable compensation packages based largely on Company financial performance. The Compensation Committee also considers our industry and geographic location norms in determining the various elements and amounts of compensation for our named executive officers.

Elements of Executive Compensation

The Compensation Committee establishes a total targeted cash compensation amount for each named executive officer, which includes base salary and non-equity incentive compensation. This is intended to incentivize named executive officers to achieve the targeted financial results for our business and to compensate them appropriately if they successfully achieved such performance. The elements of our executive compensation program are designed to deliver both year-to-year and long-term stockholder value increases. A portion of the executives’ compensation is at-risk, and equity-based compensation includes a mix of incentives that vest subject to time or a combination of Company performance and time, tying the executive to both our short-term and long-term success.

The Compensation Committee also considers each named executive officer’s current salary and prior-year incentive compensation along with the appropriate balance between long-term and short-term incentives.

Our executive compensation program consists of the following annual elements:

Element	Description
Base Salary	Fixed annual cash amount to attract and retain top talent

Annual Cash Bonus	At-risk variable incentive compensation to reward for achievement of goals set by the Board

Long-Term Incentive Awards	Equity-based compensation that supports retention, incentivizes performance and promotes stockholder alignment

Select Benefits and Perquisites	Benefits such as health insurance, 401(k) and automobile allowances to remain competitive in our industry

Key Compensation Governance Attributes

The following are best practices of our executive compensation program:

What We Do	What We Don’t Do

✓  Consult an independent compensation consultant

✓  Consulted an independent proxy solicitor in 2021

✓  Conduct an annual risk assessment of our pay practices

✓  Solicit stockholder input and incorporate feedback into decision-making process

✓  Use a “double-trigger” for accelerated equity vesting upon a change in control for current named executive officers

✓  Clawback policy for executive officers

✓  Stock ownership guidelines for executive officers and non-employee directors

✓  Insider trading policy prohibits directors, senior executives and other employees from trading in Company stock during blackout periods and while in possession of material non-public information.

×   No tax gross-up provisions

×   No guaranteed salary increases or bonuses

×   No excessive perquisites to NEOs

×   No pension plans or other post-employment benefit plans

×   No severance multipliers in excess of 2x pay

×   No hedging or pledging of Company stock

×   No option repricing without stockholder approval, or option backdating

How We Determine NEO Compensation

Role of the Compensation Committee. All compensation for our named executive officers is reviewed and recommended to the Board by the Compensation Committee, which is composed only of independent directors. The Compensation Committee is responsible for reviewing the performance and establishing the total compensation of our named executive officers on an annual basis. The Compensation Committee discusses compensation matters as part of regularly scheduled meetings.

Role of our Chief Executive Officer. Our Chief Executive Officer annually makes recommendations to the Compensation Committee regarding base salary, non-equity incentive plan compensation and equity awards for himself and the other named executive officers. Such recommendations are considered by the Compensation Committee; however, the Compensation Committee retains full discretion and authority over the final compensation decisions for the named executive officers, subject to approval by the Board.

Role of our Independent Compensation Consultant. The Compensation Committee has the authority to engage independent compensation consultants. The Compensation Committee has in the past, and may in the future, directly commission compensation studies from such consultants to provide benchmark and other data to be used by the Compensation Committee in determining the compensation and benefits for the named executive officers.

During 2020 and 2021, the Compensation Committee engaged Pearl Meyer & Partners (“Pearl Meyer”), an independent compensation consultant, for general executive compensation support. Pearl Meyer also assisted with benchmarking non-employee director compensation, planning for our stock pool refresh proposal, and developing and enhancing our proxy disclosures. In 2021, the Company engaged Kingsdale Shareholder Services, U.S., an independent consultant, for special advisory and proxy solicitation services.

Annual Bonus (Non-Equity Incentive Compensation)

Annually, the Compensation Committee establishes a non-equity incentive compensation plan as a tool to incentivize the named executive officers to achieve certain Company goals for the forthcoming fiscal year. In 2020 and 2021, the Compensation Committee established a non-equity incentive compensation plan for 2020, or the 2020 Plan, intended to incentivize the named executive officers to achieve corporate goals and targets. Under the 2020 Plan, upon the Company achieving pre-determined revenue and adjusted EBITDA targets, or the Targets, each named executive officer is entitled to receive the percentage of their target bonus amount, which is 50% based on the Targets and 50% based on personal performance targets for each named executive officer. The 2020 Plan allows bonus payments that can exceed 100% of each named executive officer’s target bonus amount if performance targets are exceeded by pre-determined amounts and in the discretion of the Compensation Committee and the Board.

The Compensation Committee allocated up to $262,500 for payment of bonuses in cash to the named executive officers other than the Chief Executive Officer, and up to $117,000 in cash for the Chief Executive Officer. The 2020 Plan also provides for the payment of up to $840,000 in performance-based bonuses to employees of the Company other than the named executive officers. Subject to certain conditions, including the Company maintaining a cash balance above an agreed-upon level, the bonus pool for executive and non-executive employees may be increased to $1.15 million, in the discretion of the Compensation Committee and the Board. In addition, the Board may exercise its discretion to reduce any amounts that might be payable to one or all officers.

In February 2021, the Compensation Committee reviewed the Company’s actual performance relative to the Targets, determined that the Targets had been met, and recommended to the Board the payment of bonuses under the 2020 Plan. In February 2021, Board approved the payment of bonuses as compensation for the year ended December 31, 2020, a portion of which was paid in cash and a portion paid in the form of stock options. Such bonuses, attributable to performance for the year ended December 31, 2020, were awarded as follows: Mr. Klein was awarded $117,000 in cash, with stock options to purchase up to 13,982 shares of common stock granted on February 15, 2021; Ms. Stevens was awarded $112,500 in cash, with stock options to purchase up to 4,481 shares of common stock granted on February 15, 2021; and Mr. Go was awarded $82,500 in cash, with stock options to purchase up to 3,286 shares of common stock granted on February 15, 2021. All options are subject to a 6 month vesting period from the grant date and were granted at an exercise price of $18.00 per share.

In addition, in February 2021 and not treated as compensation for the year ended December 31, 2020, the Compensation Committee granted Mr. Klein stock options to purchase up to 118,000 shares of common stock, Ms. Stevens stock options to purchase up to 55,000 shares of common stock and Mr. Go stock options to purchase up to 40,000 shares of common stock, vesting in three equal annual installments from the grant date at an exercise price of $18.00 per share. An aggregate of 118,500 shares exercisable under the options granted with the three year vesting period are subject to the stockholder approval of Proposal III of an amendment to the Company’s Plan to increase the number of shares of common stock available to Plan participants thereunder from 2,600,000 shares to 4,700,000, and the aggregate number of incentive stock options available thereunder from 1,000,000 to 2,000,000. In April 2021, the Compensation Committee re-evaluated its initial determination with respect to compensation for the CEO. After consultations with its outside compensation consultant and benchmarking against peer companies, the Compensation Committee recommended, and the Board approved, an additional award to Mr. Klein of stock options to purchase up to 80,000 shares of common stock, vesting in three equal annual installments from the grant date at an exercise price of $17.55 per share, subject to approval of Proposal III. In making its decision, the Compensation Committee considered various factors, including the Company’s performance and leadership of the CEO during the global COVID-19 pandemic.

Employment Agreements and Severance and Change in Control Agreements

A summary of the current employment agreements for the named executive officers appears below. The employment agreements provide for minimum annual salaries and performance-based annual bonus compensation as defined in their respective agreements. In addition, the employment agreements provide that if employment is terminated without cause, the executive will receive an amount equal to their respective base salary then in effect, for Mr. Klein, 15 months, or upon a change in control, 24 months, or for other key executives, 12 months, or upon a change in control, 18 months.

Mr. Michael Klein, our Chairman and Chief Executive Officer.

On January 13, 2020, the Company entered into an employment agreement, or the Klein Agreement, with Mr. Klein to serve as Chairman and Chief Executive Officer of the Company. Pursuant to the agreement, Mr. Klein’s compensation consists of an annual base salary of $400,000, and a target annual incentive bonus of 65% of his base salary if the Company achieves goals and objectives determined by the Compensation Committee. In April 2021, the Compensation Committee recommended, and the Board approved, an increase of Mr. Klein’s annual base salary to $483,000 and a target incentive bonus of 85% of his base salary if the Company achieves goals and objectives determined by the Compensation Committee. Mr. Klein is also entitled to customary benefits, including participation in employee benefit plans. Mr. Klein’s employment agreement provides that if his employment is terminated without “cause” or if he terminates his employment for “good reason” (as such terms are defined in Mr. Klein’s employment agreement), in each case while he serves as Chief Executive Officer, then: (i) he will continue to receive an amount equal to his base salary for the 15 month period from the date of his termination; (ii) he will receive the pro rata portion of any incentive bonus, if any, earned for the fiscal year of his termination; and (iii) he will receive continued health benefits for 15 months.

In the event that within six months of a “change in control,” Mr. Klein’s employment is terminated by the Company without “cause,” then: (i) he will continue to receive an amount equal to his base salary for the period of 24 months from the date of his termination; (ii) he will receive the pro rata portion of his incentive bonus, if any, earned for the fiscal year of his termination; and (iii) all unvested stock options and other equity awards granted by the Company will immediately vest and become exercisable and will remain exercisable for not less than 180 days thereafter. On May 26, 2020, the Klein Agreement was amended. The amendments were not substantive to the terms of the Klein Agreement, provided no change to the economics of the Klein Agreement and were made to align certain procedural language in the termination provisions of the Klein Agreement, primarily relating to the Discretionary Bonus (as defined therein), with those of the new employment agreements of our executives described below. In addition, 1/3 of the 80,000 stock options granted to Mr. Klein in April 2021 will immediately vest and become exercisable in the event of a “change in control” or termination of Mr. Klein’s employment without “cause”.

Ms. Stacey Stevens, our President.

On May 26, 2020, the Company entered into an employment agreement with Ms. Stevens that replaced and terminated her prior agreements, including the Change of Control Bonus Agreement entered into in October 2015. Pursuant to the agreement, Ms. Stevens serves as President and her compensation consists of an annual base salary of $323,000, a non-bonus eligible salary of $13,800 and a target annual incentive bonus of 45% of her base salary if the Company achieves goals and objectives determined by the Compensation Committee. In February 2021, the Compensation Committee recommended, and the Board approved an increase of Ms. Stevens annual base salary to $360,000 and a target annual incentive bonus of 45% of her base salary if the Company achieves goals and objectives determined by the Compensation Committee.

Ms. Stevens is also entitled to customary benefits, including participation in employee benefit plans. Ms. Stevens’ employment agreement provides that if her employment is terminated without “cause” or if she terminates her employment for “good reason” (as such terms are defined in Ms. Stevens employment agreement), in each case while she serves as President, then: (i) she will continue to receive an amount equal to her base salary for the 12 month period from the date of her termination; (ii) she will receive the pro rata portion of any incentive bonus, if any, earned for the fiscal year of her termination; and (iii) she will receive continued health benefits for 12 months.

In the event that within 6 months of a “change in control” Ms. Stevens’ employment is terminated by the Company without “cause” while she serves as President, then (i) she will continue to receive an amount equal to her base salary for the period of 18 months from the date of her termination; (ii) she will receive the pro rata portion of any incentive bonus, if any, earned for the fiscal year of her termination, and (iii) all unvested stock options and other equity awards granted by the Company will immediately vest and become exercisable and will remain exercisable for not less than 180 days thereafter.

Mr. Jonathan Go, our Chief Technology Officer.

On May 26, 2020, the Company entered into an employment agreement with Jonathan Go. Pursuant to the agreement, Mr. Go serves as Chief Technology Officer and his compensation consists of an annual base salary of $300,000, a non-bonus eligible salary of $10,200, and a target annual incentive bonus of 40% of his base salary if the Company achieves goals and objectives determined by the Compensation Committee. In February 2021, the Compensation Committee recommended, and the Board approved an increase of Mr. Go’s annual base salary to $318,000 and a target annual incentive bonus of 45% of his base salary if the Company achieves goals and objectives determined by the Compensation Committee.

Mr. Go is also entitled to customary benefits, including participation in employee benefit plans. Mr. Go’s employment agreement provides that if his employment is terminated without “cause” or if he terminates his employment for “good reason” (as such terms are defined in Mr. Go’s employment agreement), in each case while he serves as Chief Technology Officer, then: (i) he will continue to receive an amount equal to his base salary for the 12 month period from the date of his termination; (ii) he will receive the pro rata portion of any incentive bonus, if any, earned for the fiscal year of his termination; and (iii) he will receive continued health benefits for 12 months.

In the event that within 6 months of a “change in control” Mr. Go’s employment is terminated by the Company without “cause” while he serves as Chief Technology Officer, then (i) he will continue to receive an amount equal to his base salary for the period of 18 months from the date of his termination; (ii) he will receive the pro rata portion of any incentive bonus, if any, earned for the fiscal year of his termination, and (iii) all unvested stock options and other equity awards granted by the Company will immediately vest and become exercisable and will remain exercisable for not less than 180 days thereafter.

Anti-Hedging and Anti-Pledging Policy; Stock Trading Practices

We maintain an Insider Trading Policy that, among other things, prohibits our officers, directors and employees from trading the Company’s equity securities during quarterly and special blackout periods. The policy also prohibits subject individuals from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Company securities.

Outstanding Equity Awards at December 31, 2020

The following table sets forth information regarding unexercised options and unvested stock awards outstanding at December 31, 2020 for each of our named and former executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Michael Klein	559,809	—	2.89	11/16/2028
	36,667	73,333	8.77	01/13/2030
	20,125	—	8.96	04/17/2030
	31,890	—	12.84	05/07/2030
Stacey Stevens	235		6.68	06/19/2024	9,166	120,991
	25,000		9.00	02/05/2025
	8,333	16,667	4.38	03/25/2029
	23,175	—	12.84	05/07/2030
Jonathan Go	20,000		5.75	3/29/2021
	30,000		3.15	11/10/2021
	20,000		2.90	2/7/2022
	45,000		2.27	9/25/2022
	10,000		6.68	6/19/2024
	12,500		9.00	2/5/2025
	8,333	16,667	4.37	1/15/2029
	19,134		12.84	05/07/2030

(1)

Represents outstanding and unvested awards of time-vested restricted stock at December 31, 2020. All unvested restricted stock awards set forth in this column vest in three equal annual installments with the first installment vesting on the first anniversary of the date of grant.

(2)	Calculated by multiplying the closing price per share of the Company’s Common Stock on December 31, 2020, $13.20, by the number of shares subject to the award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date, by (i) each person who is known to us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each of our named executive officers, (iii) each of our directors and (iv) all current executive officers and directors as a group. Unless otherwise indicated below, the address of each beneficial owner is c/o iCAD, Inc. 98 Spit Brook Road, Suite 100, Nashua, New Hampshire 03062.

Name of Beneficial Owner	Beneficially Owned (1)(2)(3)	Percentage of Class
Michael Klein	674,823	2.6%
Nathaniel Dalton	236,943	*
Dr. Rakesh Patel	206,239	*
Andy Sassine	1,433,234	5.7%
Dr. Susan Wood	127,538	*
Stacey Stevens	216,866	* %
Jonathan Go	294,736	1.2%
All current executive officers and directors as a group (8 persons) (4)	3,291,517	12.5%
Portolan Capital Management, LLC(5)	1,161,199	5.1%
BlackRock, Inc.(6)	1,452,196	6.3%

(1)

A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from May 17, 2021, upon (i) the exercise of options; (ii) vesting of restricted stock; (iii) warrants or rights; (iv) through the conversion of a security; (v) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (vi) pursuant to the automatic termination of a trust, discretionary account or similar arrangement. Each beneficial owner’s percentage ownership is determined by assuming that the options or other rights to acquire beneficial ownership as described above, that are held by such person (but not those held by any other person) and which are exercisable within 60 days from May 17, 2021, have been exercised.

(2)	Unless otherwise noted, we believe that the persons referred to in the table have sole voting and investment power with respect to all shares reflected as beneficially owned by them.
(3)	Includes exercisable and vested options to purchase shares of common stock as follows:

Name of Beneficial Owner	Exercisable Options
Michael Klein	648,491
Nathaniel Dalton	59,896
Dr. Rakesh Patel	144,022
Andrew Sassine	118,352
Dr. Susan Wood	124,904
Stacey Stevens	65,078
Jonathan Go	173,301

(4)

Includes securities beneficially owned by R. Scott Areglado, the Company’s former Chief Financial Officer who resigned effective May 4, 2020, including 64,227 exercisable options. Charles Carter, the Company’s Interim Chief Financial Officer, does not own any Company securities.

(5)

Solely based on the Company’s review of filings made on Schedule 13G with the SEC, as of February 12, 2021, 1,161,199 shares of common stock are beneficially owned (i) directly by Portolan Capital Management, LLC, a registered investment adviser, in its capacity as investment manager for various clients, and (ii) indirectly by George McCabe, the Manager of Portolan Capital Management, LLC. The address of Portolan Capital Management, LLC is 2 International Place, FL 26, Boston, MA 02110.

(6)

Solely based on the Company’s review of filings made on Schedule 13G with the SEC, as of February 2, 2021, 1,452,196 shares of common stock are beneficially owned by BlackRock, Inc. (“BlackRock”), in its capacity as a parent holding company of various subsidiaries under Rule 13d-1(b)(1)(ii)(G). In its capacity as a parent holding company or control person, BlackRock has sole voting power with respect to 1,442,823 shares and sole dispositive power with respect to 1,452,196 shares which are held by the following of its subsidiaries: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., and BlackRock Investment Management, LLC. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

We have adopted written policies and procedures regarding related person transactions. Our policy intends to cover any transaction described under Item 404 of Regulation S-K. Our Audit Committee is responsible for reviewing and approving all related-persons transactions pursuant to the Audit Committee Charter, which has been adopted by the Board. A related person is any executive officer, director, nominee for director or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. The Audit Committee reviews and approves all related person transactions without regard to the thresholds established for disclosure under Item 404 of Regulation S-K. The Chairperson of the Audit Committee can be reached by sending a letter to Chairperson of the Audit Committee, Confidential – Conduct of Business Affairs at: iCAD, Inc., 98 Spit Brook Road, Suite 100, Nashua, NH 03062.

Other than as set forth below, during the year ended December 31, 2020 there were no transactions with related parties requiring approval of the Audit Committee as described above:

•

Dr. Rakesh Patel is a principal of TME Consulting LLC (“TME”), a medical consulting firm. During the year ended December 31, 2020, the Company furnished to TME an aggregate of $125,000 in connection with various consulting services provided by TME to the Company. All TME services are provided by physicians who are members of TME’s network, on an hourly basis, and consulting fees are furnished to the individual physicians providing such services. As such, Dr. Patel received no direct interest in any such fees payable by the Company to TME.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management is responsible for the financial statements and the reporting process, including the internal control over financial reporting. The Company’s independent registered public accounting firm, BDO, is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles. The Audit Committee monitors these processes. The Audit Committee has reviewed and discussed the audited financial statements with management and management’s evaluations of the Company’s system of internal control over financial reporting, contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has discussed with BDO (i) the matters specified in Auditing Standard No. 1301, “Communications with Audit Committees,” and (ii) the independence of BDO from the Company and management. BDO has provided the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements and management’s report on internal control over financial reporting in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 15, 2021.

The information contained in this Audit Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act of 1933, except to the extent that we may specifically incorporate it by reference into a future filing.

Audit Committee: Mr. Sassine (Chairman), Mr. Dalton, Dr. Wood

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees for professional services rendered for the Company by BDO, its independent registered public accounting firm, as of or for the fiscal years ended December 31, 2020 and 2019 were:

	Fiscal Year Ended
Services Rendered(1)	December 31, 2020	December 31, 2019
Audit Fees	$464,735	$482,745
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$464,735	$482,745

(1)	The aggregate fees included in Audit Fees are fees billed for the fiscal years.

Audit fees for the fiscal years ended December 31, 2020 and 2019 relate to professional services rendered for the audits of our financial statements, quarterly reviews, issuance of consents, and assistance with review of documents filed with the SEC.

Pre-Approval Policies and Procedures

The Audit Committee Charter provides that one of the Audit Committee’s responsibilities is pre-approval of all audit, audit related, tax services and other services performed by our independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the Company’s independent registered public accounting firm is engaged to perform it. The Audit Committee pre-approves proposed services and fee estimates for these services. The Audit Committee chairperson or his or her designee has been designated by the Audit Committee to pre-approve any services arising during the year that were not pre-approved by the Audit Committee. Services pre-approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee pre-approved all of the audit services provided by BDO to us during the fiscal years ended December 31, 2020 and 2019.

PROPOSAL II

APPROVAL OF AMENDMENT TO THE COMPANY’S

CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY’S

AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 TO 60,000,000

We are asking you to adopt and approve an amendment to our Certificate of Incorporation, to increase our authorized shares of common stock from 30,000,000 shares, par value $0.01 per share, to 60,000,000 shares, par value $0.01 per share. Our Board has unanimously approved, and recommends that all stockholders approve, the proposed amendment to Article Four of the Certificate of Incorporation, to increase our authorized shares of common stock. The discussion regarding this proposal is qualified in its entirety by reference to the complete text of the proposed amendment to Article Four of the Certificate of Incorporation, which is attached to this Proxy Statement as Appendix A and incorporated into this Proxy Statement by reference. We urge you to read carefully this proposed amendment to Article Four that is set forth in Appendix A in its entirety because this summary may not contain all the information about this amendment that is important to you.

Background of Proposal

The Company’s Certificate of Incorporation currently authorizes the issuance of 31,000,000 shares of capital stock, of which 1,000,000 shares are designated as preferred stock, par value $0.01 per share, and 30,000,000 shares are designated as common stock, par value $0.01 per share. The Board has unanimously adopted and approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Company capital stock to 61,000,000 shares of capital stock, of which 1,000,000 shares will continue to be designated as preferred stock and 60,000,000 shares will be designated as common stock, subject to stockholder approval.

As of the record date, a total of 25,152,099 shares of common stock were issued, including 185,831 treasury shares. Additionally, 3,154,976 shares were reserved for issuance pursuant to our equity incentive plans, including the 2012 and 2016 plans, as well the Employee Stock Purchase Plan. In addition, the Board has unanimously approved, and recommends for approval by stockholders at the Annual Meeting, an increase in the number of shares available for grant under the 2016 Plan from 2,600,000 shares to 4,700,000 shares, and the aggregate number of incentive stock options available thereunder from 1,000,000 to 2,000,000. If this Proposal II is not approved and the number of authorized shares of Company capital stock is not increased, the increase in the number of shares available under the 2016 Plan as described in Proposal III will have no practical impact.

As of the Record Date, approximately 1,692,925 shares of common stock were available for issuance. The Company has an additional 1,000,000 authorized shares of preferred stock, none of which is currently outstanding.

Purpose of the Proposed Share Amendment

The Board has proposed this increase in authorized shares of common stock to ensure that we have sufficient shares of common stock available for general corporate purposes including, without limitation, to raise capital to the extent deemed appropriate, to have sufficient shares of common stock available to the extent that we want to offer our common stock in full or partial consideration for acquisition opportunities that we may pursue from time to time, and to provide equity incentives to employees in order to better align our employees with stockholder interests. As of the date of this Proxy Statement, (i) except as described above and (ii) with respect to options to purchase up to 198,500 shares of common stock subject to stockholder approval of the amendment to the Plan contemplated by Proposal III, we have no understandings, agreements or commitments to issue common stock or to reserve additional shares of our common stock for issuance under equity compensation plans. The adoption of the amendment to our Certificate of Incorporation will not of itself cause any changes in our capital accounts.

Having additional shares of our common stock available for issuance in the future will give the Company greater flexibility and will allow the shares to be issued from time to time as determined by the Board and, unless otherwise required by Nasdaq listing rules or other applicable rules and regulations, without the expense and delay of a special stockholders’ meeting to approve the additional authorized capital stock. This will enhance our ability to respond promptly to opportunities for acquisitions, mergers, stock splits and additional financings. If we were to have to call a special stockholders’ meeting, the delay that would be involved could result in our inability to consummate a desired transaction under a required deadline. By having additional common shares authorized, we can be prepared to act quickly as opportunities arise.

Rights of Additional Authorized Shares

Any authorized shares of Company common stock, if and when issued, would be part of our existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. The holders of Company common stock have no preemptive rights to subscribe for or purchase any additional shares of Company common stock that may be issued in the future.

Effect of the Proposed Share Amendment

The increase in the Company’s authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue common stock without requiring future stockholder approval of such issuances, except as may be required by the Company’s Certificate of Incorporation, Nasdaq listing rules or other applicable rules and regulations. To the extent that the additional authorized shares are issued in the future, they could decrease the Company’s existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to the Company’s existing stockholders.

The increase in the authorized number of shares of Company common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company, without further action by the stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of the Company’s outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in our authorized shares of common stock be used as a type of anti-takeover device or part of an anti-takeover strategy.

While the proposed amendment may have anti-takeover ramifications, the Board believes that the benefits it would confer on the Company outweigh any potential disadvantages. In addition to the enhanced ability to finance acquisitions and secure capital, as discussed above, the Company would gain a degree of protection from hostile takeovers that might be contrary to the interests of the Company and its stockholders. Notwithstanding the foregoing, the Board has no present intention to issue the authorized preferred shares for any defensive or anti-takeover purpose, subject to the exercise of its fiduciary duties to the Company and its stockholders. Rather, the Board intends to issue preferred shares only for the purpose of facilitating acquisitions, capital-raising transactions and for other corporate purposes which the Board believes are in the best interests of the Company and its stockholders.

Text of the Amendment

The proposed amendment to our Certificate of Incorporation, which is set forth in Appendix A to this Proxy Statement, shows the proposed amendment of Article Four of our Certificate of Incorporation. Further, a full copy of the Certificate of Amendment to the Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware, assuming this Proposal II of this Proxy Statement is approved by our stockholders at the 2021 Annual Meeting, is set forth in Appendix A. If this Proposal II is approved by our stockholders, we will amend our Certificate of Incorporation to reflect the revisions contemplated by this proposal as set forth in Appendix A and the Certificate of Amendment to the Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware, which is anticipated to occur promptly after the 2021 Annual Meeting.

Effect on Dividends

The payment of dividends, including the timing and amount dividends, must be made in accordance with our Certificate of Incorporation and the requirements of the Delaware General Corporation Law. We cannot assure you that any dividends will be paid in the future on the shares of common stock. Any declaration and payment of future dividends to holders of our common stock will be at the discretion of our Board and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory future prospects and contractual restrictions applicable to the payment of dividends, and other considerations that our Board deems relevant.

Interests of Directors and Executive Officers

Our directors and executive officers do not have substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock or any other of our securities.

Reservation of Right to Delay the Filing of, or Abandon the Authorized Share Increase

We reserve the right to delay the filing of, or abandon, the amendment to our Certificate of Incorporation to increase in the authorized number of shares of Company common stock without further action by our stockholders at any time before December 31, 2021, even if this Proposal II has been approved by our stockholders at the Annual Meeting. By voting in favor of the proposal, you are expressly also authorizing our Board to delay (until December 31, 2021) or abandon the proposal if it determines, in its sole discretion, that such action is in the best interests of the Company and its stockholders.

No Dissenters’ Rights

Our stockholders are not entitled to dissenters’ rights in connection with this Proposal II to amend to our Certificate of Incorporation to increase the authorized number of shares of Company common stock. Furthermore, we do not intend to independently provide our stockholders with any such rights.

APPROVAL REQUIRED AND RECOMMENDATION

The affirmative vote of the holders of a majority in voting interest of the shares of stock entitled to be voted at the Annual Meeting is required for approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION.

PROPOSAL III

TO APPROVE AN AMENDMENT TO

THE COMPANY’S 2016 STOCK INCENTIVE PLAN

The Board believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by aligning the interest of the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business with the interests of the Company and its stockholders. Our Board anticipates that providing these people with awards under the Plan has and will continue to assure a closer identification of the interests of these individuals with those of the Company and its stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with the Company. Subject to stockholder approval at the Annual Meeting, the Board has approved an amendment to the Plan to increase the number of shares of common stock authorized for issuance under the Plan from 2,600,000 shares to 4,700,000 shares, and the aggregate number of incentive stock options available thereunder from 1,000,000 to 2,000,000 (the “Plan Amendment”).

The reason for seeking stockholder approval of Proposal III is to satisfy certain requirements of (i) the Internal Revenue Code of 1986 (the “Code”), related to incentive stock option plans and (ii) applicable Nasdaq Marketplace Rules. Additionally, the Board believes that to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentive for officers, directors, employees and other key persons and to promote the well-being of the Company, it is in the best interest of the Company and its stockholders to provide to officers, directors, employees, consultants and other independent contractors who perform services for the Company, through the granting of stock options, restricted stock, deferred stock or other stock-based awards, the opportunity to participate in the value and/or appreciation in value of the Company’s common stock.

We strongly believe that the approval of the Plan Amendment is essential to our continued success. As a growing medical technology company focused on funding our development, with limited cash, we believe that equity, in particular stock option awards, is an important and significant component of our employees’ compensation. The Board and management further believe that equity awards motivate high levels of performance, align the interests of our employees and stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing their contributions to the success of the Company. As of the Record Date, an aggregate of 48,406 shares of the common stock were available for grant under our active, outstanding equity compensation plans.

If our stockholders do not approve this Proposal III, we will be unable to use equity compensation to the extent needed to make our compensation packages competitive and to motivate our employees. In addition, grants of certain equity awards to our officers, as described in this proxy statement, are contingent on the effectiveness of the Plan Amendment, and such awards will be canceled if this Proposal III is not approved. If this Proposal III is not approved at the Annual Meeting, we could be required to increase cash compensation to attract, retain and motivate our employees, which may compromise funding of our development programs. The Board and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees, directors and consultants who help the Company meet its goals. If the Plan Amendment is not approved at the Annual Meeting and we are then unable to offer equity awards as a component of compensation on agreeable terms, we will be at a disadvantage relative to other companies which will be able to offer more attractive and broad-based compensation packages to their executive officers, directors, and other key employees. As a result, we believe our ability to hire, appoint, and retain key personnel would be negatively impacted by a failure to approve this Proposal III. The Board and management believe that the ability to grant equity awards will be important to the future success of the Company and is in the best interests of the Company’s stockholders.

If the Plan Amendment is approved by the stockholders, additional options or other stock-based awards may be granted under the Plan. If the Plan is approved, the additional shares of common stock may be used in connection with grants to executive officers and employees, non-employee directors, and other eligible persons under the Plan. The “Administrator” of the Plan, which is the Compensation Committee has not made any other determinations with respect to any awards covering the additional shares of common stock authorized by the Plan Amendment to any director, executive officer or other employee of the Company or any other eligible person, except with respect to options to purchase up to an aggregate of 198,500 shares of common stock granted to our executive officers subject to stockholder approval of the Plan Amendment, although it may do so in the future. Because grants of awards under the Plan may be made to executive officers, employees, non-employee directors, independent agents, consultants and others as determined by the Compensation Committee, there is no way to predict how many participants will ultimately receive awards in the future under the Plan.

The following is a summary of the Plan, contemplating approval of this Proposal III by our stockholders to effect the Plan Amendment, which would increase the number of shares available under the Plan to 4,700,000 shares and increase the aggregate number of incentive stock options available thereunder from 1,000,000 to 2,000,000. This summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Plan, as proposed to be amended at the 2021 Annual Meeting, and attached as Appendix B to this Proxy Statement. Capitalized terms used in the summary but not defined in it will have the meanings assigned to them in the Plan or the Plan Amendment, as applicable.

Performance-Based Compensation

The Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) total stockholder return; (2) earnings before interest, taxes, depreciation and amortization; (3) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (4) adjusted earnings (loss) before interest, taxes, depreciation and amortization, stock-based compensation expense, merger and acquisition expense, net intellectual property litigation expense, and restructuring expense (adjusted EBITDA); (5) changes in the market price of the common stock; (6) economic value-added; (7) funds from operations or similar measure; (8) sales or revenue; (9) acquisitions or strategic transactions; (10) operating income (loss); (11) cash flow (including, but not limited to, operating cash flow and free cash flow); (12) return on capital, assets, equity, or investment; (13) return on sales; (14) gross or net profit levels; (15) productivity; (16) expense; (17) margins; (18) operating efficiency; (19) customer satisfaction; (20) working capital; (21) earnings (loss) per share of common stock; (22) sales or market shares; and (23) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, and which may be applied to the Company as a whole or to a unit, division, group or subsidiary.

Text of the Amendment

The text of the Plan, which is set forth in Appendix B to this Proxy Statement, shows the proposed text of the Plan, as amended by the Plan Amendment. What follows is a summary of the Plan, as amended by the Plan Amendment, and is qualified in its entirety by reference to full text of the Plan as amended by the Plan Amendment.

Plan Administration. The Plan is administered by the Compensation Committee. The Compensation Committee has the full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Plan. The Compensation Committee may delegate to our Chief Executive Officer, or a committee comprised of the Chief Executive Officer and another officer or officers of the Company, the authority to grant equity awards to employees who are not “executive officers” (as defined in the Exchange Act) and who are not “officers” (as defined in Rule 16a-1 under the Exchange Act), subject to certain limitations and guidelines.

Eligibility. Persons eligible to participate in the Plan include full or part-time officers and other employees. The Compensation Committee may select non-employee directors and other key persons (including consultants) of the Company and its subsidiaries as eligible from time to time in its discretion. As of the Record Date, approximately 127 individuals are currently eligible to participate in the Plan, which includes three executive officers, 120 employees who are not executive officers, and four non-employee directors.

Plan Limits. Stock options or stock appreciation rights with respect to no more than 1,000,000 shares may be granted to any one individual during any one calendar year period and no more than 120,000 shares may be issued pursuant to awards to a non-employee director in any calendar year period. No more than 1,000,000 shares of common stock may be issued in the form of incentive stock options. If the amendment is approved by stockholders, the available shares under the Plan will be increased from 2,600,000 shares to 4,700,000 shares and up to 2,000,000 shares of common stock may be issued in the form of incentive stock options.

Effect of Awards. Any forfeitures, cancellations or other terminations (other than by exercise) of awards under the Plan are returned to the reserved pool of shares of common stock under the Plan on a one for one basis.

Stock Options. The Plan permits the granting of (i) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code; and (ii) options that do not so qualify. Options granted under the Plan are non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the closing price of the shares of common stock on the Nasdaq Capital Market on the grant date. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee under certain circumstances.

Upon exercise of options, the option exercise price must be paid in full by one of the following methods except to the extent provided in the option award certificate: (i) in cash or by certified or bank check or other instrument acceptable to the Compensation Committee; (ii) by delivery (or attestation to the ownership) of shares of common stock that are not then subject to restrictions under any Company plan; (iii) by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check; or (iv) with respect to non-qualified options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares issuable upon exercise by the largest whole number of shares with a fair market value that does not exceed the aggregate exercise price. To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year. No more than 1,000,000 shares may be issued in the form of incentive stock options under the Plan prior to approval of this Proposal III.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the base amount. The base amount may not be less than the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is ten years.

Restricted Stock and Restricted Stock Units. The Compensation Committee may award shares of common stock and restricted stock units to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period. Restricted stock units are ultimately payable in the form of shares of common stock. During the vesting period, restricted stock awards and restricted stock units may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards and restricted stock units with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock that are free from any restrictions under the Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant. No more than five percent (5%) of the shares reserved may be granted under the Plan pursuant to unrestricted stock awards;

Performance Share Awards. The Compensation Committee may grant performance share awards to any participant that entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine. These awards will have a vesting period of at least one year.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Change of Control Provisions. The Plan provides that, upon the effectiveness of a “sale event,” as defined in the Plan, the parties to the sale event may cause the assumption or continuation of awards, or the substitution of such awards with new awards of the successor entity or parent thereof. To the extent that the parties to the sale event do not provide for the assumption, continuation or substitution of awards, all awards under the Plan shall terminate upon the effective time of the sale event. In the event of such termination, (i) the Company may make or provide for a per share cash payment to participants holding awards equal to the difference between the per share cash consideration in the sale event and the exercise price of such awards, if any, or (ii) each participant shall be permitted, within a specified period of time prior to the consummation of the sale event, to exercise all outstanding stock options and stock appreciation rights (to the extent then exercisable) held by such participant, but, in such case, the Board shall first accelerate the exercisability of such stock options and stock appreciation rights.

Adjustments for Stock Dividends, Stock Splits, Etc. The Plan permits the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Plan, to certain limits in the Plan, and to any outstanding awards to reflect stock dividends, stock splits, recapitalizations and similar events.

Tax Withholding. Participants in the Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Compensation Committee may permit the minimum tax withholding obligations to be satisfied by allowing a participant to authorize us to withhold from shares of common stock to be issued pursuant to any award a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Compensation Committee may also require that awards be subject to mandatory share withholding up to the required withholding amount.

No Repricing. Except in connection with a material change in our capital stock or a sale event, the Plan prohibits the repricing of stock options or stock appreciation rights through the reduction of the exercise price, or through cancellation and re-grant, or through cancellation in exchange for cash, without stockholder approval.

Amendments and Termination. The Board may at any time amend or discontinue the Plan. However, no such action may materially adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under Nasdaq rules, any amendment that materially change the terms of the Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined to be required by the Code to preserve the qualified status of incentive options.

Effective Date of the Plan. The Plan became effective on May 4, 2016 and was subsequently amended which amendment was adopted by our stockholders on December 19, 2018. If approved at the Annual Meeting, the Plan Amendment will become effective on July 15, 2021. Awards of incentive options and other awards may be granted under the Plan until May 4, 2026, ten years from the date of the Plan was approved by our stockholders.

Plan Benefits

Because the grant of awards under the Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Plan.

Tax Aspects under the Code

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe foreign, state or local tax consequences.

Section 162(m) of the Code. Generally, Section 162(m) of the Code and the Internal Revenue Service, referred to as the “IRS,” regulations adopted under that section, which are referred to collectively as “Section 162(m),” deny a deduction to any publicly held corporation, such as the Company, for certain compensation exceeding $1,000,000 paid during each calendar year to each of the chief executive officer and the three other highest paid executive officers whose compensation must be reported to stockholders in the proxy statement. However, before the effective date of the 2017 tax reform legislation, amounts in excess of $1,000,000 were deductible if they qualify as “performance-based compensation.” With respect to stock awards made before the 2017 tax reform legislation, the Compensation Committee generally endeavored to structure the executive compensation program so that each executive’s compensation generally would be fully deductible.

The 2017 tax reform legislation removed the “performance-based compensation” exception from Section 162(m). Accordingly, awards made after November 2, 2017 generally are not eligible for the “performance-based compensation” exception and will not be deductible to the extent that they cause the compensation of the affected executive officers to exceed $1,000,000 in any year. Awards that were made and subject to binding written contracts in effect on November 2, 2017, are “grandfathered” under prior law and can still qualify as deductible “performance-based compensation,” even if paid in future years.

Incentive Options. No taxable income is generally realized by an optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then, (i) upon the sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, which is referred to as a “disqualifying disposition,” generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof, and (ii) we will be entitled to deduct such amount for federal income tax purposes. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee may also be subject to Social Security and Medicare taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. We will generally be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize that tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible by us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Equity Compensation Plans

The following information is provided as of December 31, 2020 with respect to our equity compensation plans:

Plan Category:	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,898,673	$5.91	462,218
Equity compensation plans not approved by security holders	0	$0.00	0
Total	1,898,673	$5.91	462,218

APPROVAL REQUIRED AND RECOMMENDATION

The affirmative vote of the holders of a majority of the shares of stock present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE PLAN.

PROPOSAL IV

TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE RESOLUTION APPROVING THE

COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

In keeping with the preference expressed by our stockholders at our 2018 annual meeting, our Board has adopted a policy of holding say-on-pay votes every year.

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, the Company is asking its stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this proxy statement. Accordingly, the following advisory resolution is submitted for stockholder vote at the Annual Meeting:

RESOLVED, that the stockholders of iCAD, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables regarding named executive officer compensation and the narrative disclosures that accompany the compensation tables.

Although the “say-on-pay” vote is non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our named executive officer compensation program.

APPROVAL REQUIRED AND RECOMMENDATION

The affirmative vote of the holders of a majority of the shares of stock present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE

COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL V

TO RATIFY THE

APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

BDO has audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 2020. The Audit Committee of the Board has re-appointed BDO as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the Audit Committee Charter, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of BDO for ratification by stockholders as a matter of good corporate practice.

The Audit Committee reserves the right, even after ratification by stockholders, to change the appointment of BDO as its independent registered public accounting firm, at any time during the 2021 fiscal year, if it deems such change to be in the best interests of the Company and our stockholders. If the stockholders do not ratify the selection of BDO, the Audit Committee will review the Company’s relationship with BDO and take such action as it deems appropriate, which may include continuing to retain BDO as the Company’s independent registered public accounting firm.

APPROVAL REQUIRED AND RECOMMENDATION

The affirmative vote of the holders of a majority of the shares of stock present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF

THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Stockholders who wish to present proposals appropriate for consideration at our annual meeting of stockholders to be held in the year 2022 must submit a notice containing the proposal in proper form consistent with our By-Laws, addressed to the attention of our Corporate Secretary at our address set forth on the first page of this proxy statement and in accordance with applicable regulations under Rule 14a-8 of the Exchange Act, received by us no later than February    , 2022 in order for the proposal to be considered for inclusion in our proxy statement and form of proxy relating to such annual meeting. If a stockholder submits a proposal after the deadline required under Rule 14a-8 of the Exchange Act but still wishes to present the proposal at our annual meeting of stockholders (but not in our proxy statement) to be held in 2022, the proposal, which must be presented in a manner consistent with our By-Laws and applicable law, must be submitted to our Corporate Secretary in proper form at the address set forth above so that it is received by our Corporate Secretary not less than 50 nor more than 75 days prior to the meeting unless less than 65 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, in which case, no less than the close of business on the tenth day following the earlier of the date on which the notice of the date of the meeting was mailed or other public disclosure of the date of the meeting was made. Any such notice must set forth as to each matter the stockholder proposes to bring before the meeting: (i) a description of each item of business proposed to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and record address of the stockholder proposing to bring such item of business before the meeting; (iii) the class or series and number of shares of our stock which are held of record or owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date then shall have been made publicly available) and as of the date of such notice; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting, and (vi) all other information which would be required to be included in a proxy statement filed with the SEC if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Section 14 of the Exchange Act.

We did not receive notice of any proposed matter to be submitted by stockholders for a vote at this Annual Meeting and, therefore, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by our Board and received in respect of this Annual Meeting will be voted in the discretion of our management on such other matter which may properly come before the Annual Meeting.

OTHER INFORMATION

Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

We have retained Kingsdale Shareholder Services, U.S. (“Kingsdale”), to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, fiduciaries, custodians, and other similar organizations representing beneficial owners of shares for the Annual Meeting. We have agreed to pay Kingsdale a fee of approximately $20,000 plus out-of-pocket expenses. You may contact Kingsdale at 1-866-581-1571.

A COPY OF THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON MAY 17, 2021. COPIES OF OUR ANNUAL REPORT ON FORM 10-K, AND ANY AMENDMENTS TO THE FORM 10-K, WITHOUT EXHIBITS, WILL BE PROVIDED UPON WRITTEN REQUEST. EXHIBITS TO THE FORM 10-K WILL BE PROVIDED FOR A NOMINAL CHARGE. A WRITTEN REQUEST FOR THE FORM 10-K SHOULD BE MADE TO:

ICAD, INC.

98 SPIT BROOK ROAD, SUITE 100

NASHUA, NEW HAMPSHIRE 03062

ATTENTION: COMPANY SECRETARY

By order of the Board of Directors,

Michael Klein
Chief Executive Officer

June    , 2021

Appendix A

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF ICAD, INC.

Adopted in accordance with the provisions of Section 242

of the General Corporation Law of the State of Delaware

The undersigned, being a duly authorized officer of iCAD, Inc. (the “Corporation”), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended by striking out the first sentence of Article FOURTH thereof and by substituting in lieu thereof a new first sentence reading as follows:

“FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Sixty One Million (61,000,000), of which Sixty Million (60,000,000) shares shall be Common Stock, par value $0.01 per share (“Common Stock”), and One Million (1,000,000) shares shall be Preferred Stock, par value $.01 per share (“Preferred Stock”).

2. That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders.

Dated:    , 2021

iCAD, INC.

By:
Name:
Title:

A-1

Appendix B

iCAD, INC.

2016 STOCK INCENTIVE PLAN, AS AMENDED

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the iCad, Inc. 2016 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to align the interests of the officers, employees, Non-Employee Directors and Consultants of iCad, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses, with those of the Company. It is anticipated that providing such persons with awards under the Plan will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Date of Grant” means, with respect to an Award, the date when the Company or the Administrator completes the action necessary to create the legally binding right that is the subject of the Award.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: total shareholder return; earnings before interest, taxes, depreciation and amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); adjusted earnings (loss) before interest, taxes, depreciation and amortization, stock-based compensation expense, merger and acquisition expense, net intellectual property litigation expense, and restructuring expense (Adjusted EBITDA); changes in the market price of the Stock; economic value-added; funds from operations or similar measure; sales or revenue; acquisitions or strategic transactions; operating income (loss); cash flow (including, but not limited to, operating cash flow and free cash flow); return on capital, assets, equity, or investment; return on sales; gross or net profit levels; productivity; expense; margins; operating efficiency; customer satisfaction; working capital; earnings (loss) per share of Stock; sales or market shares; and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Unless otherwise specified in an Award Certificate in order to qualify as performance based compensation for purposes of Section 162(m) of the Code or otherwise, the Committee may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results; (iv) accruals for reorganizations and restructuring programs; (v) any extraordinary non-recurring items, including those described in the Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition of operations appearing the Company’s annual report to stockholders for the applicable year; (vi) acquisitions and/or divestures; and (vii) any other extraordinary items adjusted from the Company U.S. GAAP results.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than one year.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine as of the Date of Grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine as of the Date of Grant.

“Sale Event” shall mean the consummation of (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent ownership interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the Date of Grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash- Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer or another executive officer of the Company or a committee comprised of the Chief Executive Officer and another officer or officers of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish sub plans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such sub plans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such sub plans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 4,700,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise or withheld to cover the exercise price or tax withholdings, as described below) under the Plan shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period, no more than 2,000,000 shares of the Stock may be issued in the form of Incentive Stock Options, and no more than 120,000 shares of Stock may be issued pursuant to Awards to Non-Employee Directors in any calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Effect of Awards. Any forfeitures, cancellations or other terminations (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Stock under the Plan on a one for one basis.

(c) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award and the maximum number of shares subject to Awards that may be granted to Non-Employee Directors in a calendar year, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d) Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Awards, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to such outstanding Awards (to the extent then vested or, in the case of Options and Stock Appreciation Rights, exercisable at prices not in excess of the Sale Price) and (B) if applicable, the aggregate exercise price (if any) of such outstanding Awards; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee, but in such case the Board shall first accelerate the exercisability of such Options and Stock Appreciation Rights prior to termination. Unless otherwise determined by the Board (on the same basis or on different bases as the Board shall specify), any repurchase rights or other rights of the Company that relate to an Option, Stock Appreciation Right or other Award shall continue to apply to consideration, including cash, that has been substituted, assumed, amended or paid for a Stock Option, Stock Appreciation Right or other Award pursuant to this paragraph. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator as of the Date of Grant but shall not be less than 100 percent of the Fair Market Value on the Date of Grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the Date of Grant.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the Date of Grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the Date of Grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the Date of Grant. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the Date of Grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock or cash having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the base amount multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Base Amount of Stock Appreciation Rights. The base amount per Share of Stock underlying a Stock Appreciation Right shall be determined by the Administrator as of the Date of Grant but not be less than 100 percent of the Fair Market Value of the Stock on the Date of Grant.

(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine as of the Date of Grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock upon the satisfaction of such restrictions and conditions as of the Date of Grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock.

Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee. No more than five percent (5%) of the shares reserved may be granted under the Plan pursuant to Unrestricted Stock Awards.

SECTION 10. CASH-BASED AWARDS

The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified Performance Goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards. The Administrator may grant Performance Share Awards under the Plan. A Performance Share Award is an Award entitling the grantee to receive shares of Stock upon the attainment of performance goals. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the performance goals, the periods during which performance is to be measured, which may not be less than one year except in the case of a Sale Event, and such other limitations and conditions as the Administrator shall determine.

(b) Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares of Stock actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-Based Awards. The Administrator may grant one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award. Notwithstanding the foregoing, the Administrator shall have the discretionary authority to reduce (but not increase) the amount payable to a Covered Executive under a Performance-Based Award.

(d) Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a calendar year is 1,000,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $2,500,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the rights to deduct any such taxes from any payment of any kind otherwise due to the grantee and/or to direct that the proceeds from a sale of Stock on behalf of a grantee be paid over to the Company to satisfy any such tax withholding obligations. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. In the Administrator’s discretion, the Company’s minimum required tax withholding obligation may be satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

SECTION 16. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17. TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a) Termination of Employment. If the grantee’s employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator (a) exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights; (b) effect repricing of Stock Options or Stock Appreciation Rights through cancellation and re-grants of Stock Options, Stock Appreciation Rights or other Awards; or (c) effect repricing through cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 19. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver shares of

Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that such issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

(g) Awards Granted Under Prior Plans. Notwithstanding anything herein to the contrary, equity awards granted under the Company’s prior equity incentive plans, including, without limitation, 2002 Stock Option Plan, 2004 Stock Incentive Plan, 2005 Stock Incentive Plan, 2007 Stock Incentive Plan, as amended, and 2012 Stock Incentive Plan, as amended (collectively, the “Prior Plans”), shall continue to be governed by the terms and conditions of the Prior Plan under which such awards were granted.

SECTION 21. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet - QUICK EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

iCAD, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on July 14, 2021.

INTERNET/MOBILE –
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend:
https://www.cstproxy.com/icad/2021

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲
PROXY	Please mark your votes like this

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED BELOW. DISCRETIONARY VOTING IS HEREBY CONFERRED AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE AND “FOR” PROPOSALS 2, 3, 4 AND 5.

1. Election of Directors	FOR all nominees listed below (except as indicated to the contrary below)	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
(1) Michael Klein	☐	☐
(2) Nathaniel Dalton
(3) Dr. Rakesh Patel
(4) Andy Sassine
(5) Dr. Susan Wood

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below)

2. To approve and adopt an amendment to the Certificate of Incorporation to increase the authorized shares of common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To approve an amendment to the 2016 Stock Incentive Plan to increase the number of shares of common stock available to plan participants.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To approve, by non-binding advisory vote, the resolution approving named executive officer compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5. To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm for the company for the fiscal year ending December 31, 2021.	FOR ☐	AGAINST ☐	ABSTAIN ☐

CONTROL NUMBER

Signature________________________________________Signature if held jointly_____________________________________ Date____________, 2021.
Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held July 15, 2021

The Proxy Statement to Stockholders

are available at:

https://www.cstproxy.com/icad/2021

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

PROXY

iCAD, INC.

98 Spit Brook Road, Suite 100

Nashua, New Hampshire 03062

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 15, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints MICHAEL KLEIN and STACEY STEVENS, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of iCAD, Inc. (the “Company”) on Thursday, July 15, 2021, at 10:00 AM Eastern time or at any postponements or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)